Exhibit 10.1

EXECUTIVE COMPENSATION CLAWBACK POLICY

Adopted and approved on November 30, 2023

1.	Purpose of this Policy

1.1.	Harbor Custom Development, Inc. (the “Company”) is committed to upholding the highest standards of business ethics and compliance with all applicable laws, rules, and regulations. In line with this commitment, the Company has adopted this Executive Compensation Clawback Policy (this “Policy”). This Policy is designed to reinforce the principles of integrity, accountability, and transparency in executive compensation arrangements, and outlines when the Company will be required to seek recovery of Erroneously Awarded Compensation issued or paid to a Covered Person.

1.2.	This Policy shall be interpreted to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Exchange Act Rule 10D-1 (“Rule 10D-1”), and Listing Rule 5608 (the “Listing Rule”) of The Nasdaq Stock Market, LLC (“Nasdaq”), as may be amended or supplemented and interpreted from time to time by Nasdaq. To the extent this Policy is in any manner deemed inconsistent with the Listing Rule, this Policy shall be treated as having been amended to be compliant with the Listing Rule.

1.3.	All capitalized terms used and not otherwise defined herein shall have the meanings set forth in Section 11.

2.	Administration of this Policy

2.1.	The Compensation Committee shall have the authority to administer this Policy. The Compensation Committee will, subject to the provisions of this Policy, the Listing Rule, and Rule 10D-1 of the Exchange Act, make such determinations, interpretations, and take such actions in connection with this Policy as it deems necessary, appropriate, or advisable. All determinations and interpretations made by the Compensation Committee will be final, binding, and conclusive.

3.	Recovery of Erroneously Awarded Compensation

3.1.	In the event of a Restatement, the Company will seek to recover, reasonably promptly, all Erroneously Awarded Compensation from a Covered Person. Such recovery, in the case of a Restatement, will be made without regard to any individual knowledge or responsibility related to the Restatement. Notwithstanding the foregoing, if the Company is required to undertake a Restatement, the Company shall not be required to recover the Erroneously Awarded Compensation if the Compensation Committee determines that it is Impracticable to do so, after exercising a normal due process review of all the relevant facts and circumstances.

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3.2.	The process of recovering the Erroneously Awarded Compensation shall be subject to the following:

a.	After a Restatement, the Compensation Committee shall determine the amount of any Erroneously Awarded Compensation Received by a Covered Person and shall promptly notify the Covered Person with a written notice containing the amount of any Erroneously Awarded Compensation and a demand for repayment or return of such compensation, as applicable.

b.	For Incentive Compensation based on (or derived from) the Company’s stock price or total shareholder return, where the amount of the Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the applicable Restatement:

i.	The amount to be repaid or returned shall be determined by the Compensation Committee based on a reasonable estimate of the effect of the Restatement on the Company’s stock price or total shareholder return upon which the Incentive Compensation was Received; and

ii.	The Company shall maintain documentation of the determination of such reasonable estimate and provide the relevant documentation as required to the Nasdaq or the applicable exchange where the Company’s securities is listed.

c.	The Compensation Committee shall have discretion to determine the appropriate means of recovering Erroneously Awarded Compensation based on the particular facts and circumstances. The Compensation Committee may, subject to applicable law, seek recovery in any manner it deems appropriate, including by: seeking reimbursement from the Covered Person of all of the compensation awarded or paid; electing to withhold unpaid compensation; set-off; or rescinding or canceling unvested stock. Notwithstanding the foregoing, except where it is Impracticable, in no event may the Company accept an amount that is less than the amount of Erroneously Awarded Compensation in satisfaction of a Covered Person’s obligations hereunder.

d.	To the extent that a Covered Person has already reimbursed the Company for any Erroneously Awarded Compensation Received under any duplicative recovery obligations established by the Company or applicable law, it shall be appropriate for any such reimbursed amount to be credited to the amount of Erroneously Awarded Compensation that is subject to recovery under this Policy.

e.	To the extent that a Covered Person fails to repay all Erroneously Awarded Compensation to the Company when due, the Company shall take all actions reasonable and appropriate to recover such Erroneously Awarded Compensation from such Covered Person. The Covered Person shall be required to reimburse the Company for any and all expenses reasonably incurred (including legal fees) by the Company in recovering such Erroneously Awarded Compensation.

f.	In the reasonable exercise of its business judgment under this Policy, the Compensation Committee may in its sole discretion determine whether and to what extent additional action is appropriate to address the circumstances surrounding a Restatement to minimize the likelihood of any recurrence and to impose such other discipline as it deems appropriate.

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4.	Prohibition on Indemnification or Reimbursement

4.1.	Notwithstanding the terms of any other policy, program, agreement, or arrangement, in no event shall the Company or any of its affiliates insure or indemnify any Covered Person against (i) the loss of any Erroneously Awarded Compensation that is repaid, returned, or recovered pursuant to the terms of this Policy, or (ii) any claims relating to the Company’s enforcement of its rights under this Policy. Further, the Company shall not enter into any agreement that exempts any Incentive Compensation that is granted, paid, or awarded to a Covered Person from the application of this Policy or that waives the Company’s right to recovery of any Erroneously Awarded Compensation, and this Policy shall supersede any such agreement (whether entered into before, on, or after the Effective Date of this Policy).

5.	Other Claims and Rights

5.1.	The remedies under this Policy are in addition to, and not in lieu of, any legal and equitable claims the Company or any of its affiliates may have or any actions that may be imposed by law enforcement agencies, regulators, administrative bodies, or other authorities. Further, the exercise by the Compensation Committee of any rights pursuant to this Policy will not impact any other rights that the Company or any of its affiliates may have with respect to any Covered Person subject to this Policy.

6.	Acknowledgement by Covered Persons; Condition to Eligibility for Incentive Compensation

6.1.	The Company will provide notice and seek acknowledgement of this Policy from each Covered Person in the form of the acknowledgement in Exhibit A, provided that the failure to provide such notice or obtain such acknowledgement will have no impact on the applicability or enforceability of this Policy. After the Effective Date, the Company must be in receipt of a Covered Person’s acknowledgement as a condition to such Covered Person’s eligibility to receive Incentive Compensation. All Incentive Compensation subject to this Policy will not be earned, even if already paid, until this Policy ceases to apply to such Incentive Compensation and any other vesting conditions applicable to such Incentive Compensation are satisfied.

7.	Amendment and Termination

7.1.	The Board or the Compensation Committee may amend or terminate this Policy at any time. Notwithstanding anything in this Section 7 to the contrary, no amendment or termination of this Policy shall be effective if such amendment or termination would (after taking into account any actions taken by the Company contemporaneously with such amendment or termination) cause the Company to violate any federal securities laws, SEC rules, Nasdaq rules or the rules of any applicable exchange where the Company’s securities is listed.

8.	Disclosure Requirements

8.1.	The Company shall file all disclosures with respect to this Policy required by applicable SEC filings and rules.

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9.	Effectiveness

9.1.	Except as otherwise determined in writing by the Compensation Committee, this Policy will apply to any Incentive Compensation that is Received by a Covered Person on or after the Effective Date. This Policy will survive and continue notwithstanding any termination of a Covered Person’s employment with the Company and its affiliates.

10.	Successors

10.1.	This Policy shall be binding and enforceable against all Covered Persons and their successors, beneficiaries, heirs, executors, administrators, or other legal representatives.

11.	Definitions

11.1.	“Applicable Period” means the three completed fiscal years of the Company immediately preceding the earlier of (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes (or reasonably should have concluded) that a Restatement is required or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare a Restatement. The “Applicable Period” also includes any transition period (that results from a change in the Company’s fiscal year) within or immediately following the three completed fiscal years identified in the preceding sentence.

11.2.	“Board” means the Board of Directors of the Company.

11.3.	“Compensation Committee” means the Company’s committee of independent directors responsible for executive compensation decisions, or in the absence of such a committee, a majority of the independent directors serving on the Board.

11.4.	“Covered Person” means any person who is, or was at any time, during the Applicable Period, an Executive Officer of the Company. For the avoidance of doubt, a Covered Person may include a former Executive Officer that left the Company, retired, or transitioned to an employee role (including after serving as an Executive Officer in an interim capacity) during the Applicable Period.

11.5.	“Effective Date” means the date first written above as adopted and approved.

11.6.	“Erroneously Awarded Compensation” means the amount of any Incentive Compensation (calculated on a pre-tax basis) Received by a Covered Person during the Applicable Period that is in excess of the amount that otherwise would have been Received if the calculation were based on the Restatement. For the avoidance of doubt, Erroneously Awarded Compensation does not include any Incentive Compensation Received by a person (i) before such person began service in a position or capacity meeting the definition of an Executive Officer, (ii) who did not serve as an Executive Officer at any time during the performance period for that Incentive Compensation, or (iii) during any period the Company did not have a class of its securities listed on a national securities exchange or a national securities association.

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11.7.	“Executive Officer” means the Company’s president, principal executive officer, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person (including an officer of the Company’s parent(s) or subsidiaries) who performs similar policy-making functions for the Company.

11.8.	“Financial Reporting Measure” means a measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements (including but not limited to, “non-GAAP” financial measures, such as those appearing in the Company’s earnings releases or management discussion and analysis), and any measure that is derived wholly or in part from such measure. Stock price and total shareholder return (and any measures derived wholly or in part therefrom) shall be considered Financial Reporting Measures.

11.9.	“Impracticable” means when the Compensation Committee determines in good faith that: (i) pursuing recovery of an Erroneously Awarded Compensation would violate home country law of the jurisdiction of incorporation of the Company where that law was adopted prior to November 28, 2022 and the Company provides an opinion of home country counsel to that effect acceptable to Nasdaq or the Company’s applicable listing exchange; (ii) the direct expense paid to a third party to assist in enforcing this Policy would exceed the Erroneously Awarded Compensation and the Company has (A) made a reasonable attempt to recover such amounts and (B) provided documentation of such attempts to recover to Nasdaq or the Company’s applicable listing exchange; or (iii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code of 1986, as amended.

11.10.	“Incentive Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. Incentive Compensation does not include any base salaries (except with respect to any salary increases earned wholly or in part based on the attainment of a Financial Reporting Measure performance goal); bonuses paid solely at the discretion of the Compensation Committee or Board that are not paid from a “bonus pool” that is determined by satisfying a Financial Reporting Measure performance goal; bonuses paid solely upon satisfying one or more subjective standards and/or completion of a specified employment period; non-equity incentive plan awards earned solely upon satisfying one or more strategic measures or operational measures; and equity awards that vest solely based on the passage of time and/or attaining one or more non-Financial Reporting Measures.

11.11.	Incentive Compensation is deemed “Received” in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive Compensation award is attained, even if the payment or grant of the Incentive Compensation occurs after the end of that period.

11.12.	“Restatement” means an accounting restatement of any of the Company’s financial statements filed with the SEC under the Exchange Act, or the Securities Act of 1933, as amended, due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, regardless of whether the Company or Covered Person’s misconduct was the cause for such restatement. “Restatement” includes any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (commonly referred to as “Big R” restatements), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (commonly referred to as “little r” restatements).

11.13.	“SEC” means the U.S. Securities and Exchange Commission.

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Exhibit A

ATTESTATION AND ACKNOWLEDGEMENT OF THE

EXECUTIVE COMPENSATION CLAWBACK POLICY OF

HARBOR CUSTOM DEVELOPMENT, INC.

By my signature below, I acknowledge and agree that:

a.	I have received and read the Executive Compensation Clawback Policy (this “Policy”) of Harbor Custom Development, Inc. (the “Company”).

b.	I hereby agree to abide by all of the terms of this Policy both during and after my employment with the Company, including, without limitation, by promptly repaying or returning any Erroneously Awarded Compensation to the Company as defined in and as determined in accordance with this Policy.

Signature:________________________________________

Printed Name:_____________________________________

Date:____________________________________________

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